Exhibit 99.1
Navitas Semiconductor Appoints Cristiano Amoruso to Board of Directors

TORRANCE, Calif., May 14, 2025 – Navitas Semiconductor (Nasdaq: NVTS), the only pure-play, next-generation power semiconductor company and industry leader in gallium nitride (GaN) power ICs and silicon carbide (SiC) technology, today announced the appointment of Cristiano Amoruso to the company’s board of directors, effective immediately.

Mr. Amoruso most recently served as Chief Executive Officer of Suniva, Inc., the largest private U.S.-based manufacturer of solar photovoltaic semiconductors, and as a partner at Lion Point Capital, L.P., a global investment firm. He is an accomplished investor with significant operating expertise and a strong track record of value creation in the technology and renewable energy industries across public and private companies.

“We are glad to welcome Cristiano to the board at this pivotal time for Navitas,” said Richard Hendrix, chair of the Navitas board. “Cristiano brings meaningful experience driving growth at semiconductor companies, and we are confident he will contribute to our efforts to capture the multi-billion dollar market opportunity ahead of us. Importantly, Cristiano’s appointment builds on our recent actions to strengthen our corporate governance and accelerate our path to profitability for the benefit of our stockholders.”

Mr. Amoruso commented, “Navitas’ gallium nitride (GaN) and silicon carbide (SiC) products have tremendous untapped potential and are accelerating a paradigm shift across the entire technology hardware industry, especially in power intensive applications like datacenters, solar power plants, and electric vehicles. I am excited to join the Navitas board and look forward to working with management and my fellow directors to create long-term value.”

In connection with his appointment to the board, Mr. Amoruso will stand for election as an independent Class I director at the company’s 2025 annual stockholders’ meeting along with Gene Sheridan and Ranbir Singh. Additional details will be provided in Navitas’ definitive proxy statement for the meeting to be filed with the U.S. Securities and Exchange Commission (SEC).

Forward-Looking Statements

Statements and information in this press release that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are made pursuant to the “safe harbor” provisions of such Act. Forward-looking statements may be identified by the use of words such as “we expect” or “are expected to be,” “estimate,” “plan,” “project,” “forecast,” “intend,” “anticipate,” “believe,” “seek,” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions and expectations.

The risks, uncertainties, assumptions and other factors that could cause actual events or results to differ from the events or results predicted or implied by our forward-looking statement include those risk factors discussed in our filings with the SEC, including those disclosed under the caption “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2024, our quarterly report on Form 10-Q for the quarter ended March 31, 2025 and subsequent quarterly reports. Navitas may elect to update these forward-looking statements at some point in the future, but specifically disclaims any obligation to do so.

About Navitas

Navitas Semiconductor (Nasdaq: NVTS) is the only pure-play, next-generation power-semiconductor company, celebrating 10 years of power innovation, founded in 2014. GaNFast™ power ICs integrate gallium nitride (GaN) power and drive, with control, sensing, and protection to enable faster charging, higher power density, and greater energy savings. Complementary GeneSiC™ power devices are optimized high-power, high-voltage, and high-reliability silicon carbide (SiC) solutions. Focus markets include data centers, EV, solar, energy storage, home appliance / industrial, mobile, and consumer. Over 300 Navitas patents are issued or pending. Navitas was the world’s first semiconductor company to be CarbonNeutral®-certified.

Navitas, GaNFast, GaNSense, GaNSafe, GeneSiC and the Navitas and GeneSiC logos are trademarks or registered trademarks of Navitas Semiconductor Limited or affiliates. All other brands, product names and marks are or may be trademarks or registered trademarks used to identify products or services of their respective owners.

Contact Information

Lori Barker
The Blueshirt Group
ir@navitassemi.com